UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2025

LOOP MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41508	47-3975872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Olive Avenue, Suite 5470

Burbank, CA 91505

(Address of principal executive offices, including zip code)

(213) 436-2100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, effective February 3, 2025, Loop Media, Inc. (the “Company”) and Retail Media TV, Inc., a wholly-owned subsidiary of the Company (“Retail Media” and together with the Company, the “Borrowers”), entered into a Loan and Security Agreement (the “Agreement”) with Capital Foundry Funding, LLC (together with its affiliates, “Capital Foundry”) for a revolving line of credit facility. Under the Agreement, the Borrowers granted to Capital Foundry a first-priority security interests on all of each Borrower’s present and future property and assets, including the products and proceeds thereof (collectively, the “Collateral”). As of September 1, 2025, the Borrowers had outstanding obligations under the Agreement of approximately $1.935 million (the “Obligations”).

On September 5, 2025, Capital Foundry delivered a notice of its reservation of rights under the Agreement, outlining that the Borrowers were in Default under the Loan Agreement for reasons including, but not limited to, having exceeded the Maximum Credit Amount (as defined under the Agreement) and the Borrowers not immediately paying Capital Foundry the excess of such Maximum Credit Amount, as required under the Agreement, and certain other defaults. On September 10, 2025, Capital Foundry delivered to the Borrowers a notice of disposition of collateral notifying the Borrowers that it intends to sell the Collateral in a public auction to be held on September 25, 2025 (the “Auction”) to satisfy the Borrowers’ outstanding Obligations under the Agreement. The Company expects that substantially all of its remaining assets will be sold in the Auction to satisfy the Obligations. To the extent the Auction concludes with the sale of substantially all of the Company’s assets, the value of the Company’s securities would decline dramatically or become worthless.

Item 8.01 Other Events.

On September 17, 2025, in connection with the proposed disposition of substantially all of the Company’s assets and the potential winding up of the Company, the Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its securities under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and suspend its reporting obligations under the Exchange Act.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include any statements regarding the Auction, deregistration process, or winding up of the Company. These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the risks and uncertainties indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP MEDIA, INC.

Dated: September 17, 2025	By:	/s/ Justis Kao
Justis Kao
Interim Chief Executive Officer